Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dynatronics Corporation
Cottonwood Heights, Utah

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 29, 2014, relating to the consolidated financial statements of Dynatronics Corporation and Subsidiary appearing in the Company’s Form 10-K for the year ended June 30, 2014.

Mantyla McReynolds, LLC
Salt Lake City, Utah
September 3, 2015